Exhibit 99.1

BNY MELLON

BNY MELLON

BNY Mellon Corporate Actions
P.O. Box 43031
Providence, RI 02940-3031
Within USA, US territories & Canada 888 BNY ADRS
Outside USA, US territories & Canada 201 680 6825
www.mybnymdr.com

OI S.A. - IN JUDICIAL REORGANIZATION COMMON ADS RIGHTS SUBSCRIPTION FORM

SUBSCRIPTION PERIOD EXPIRES AT 5:00 P.M. (NYT), EASTERN TIME, ON DECEMBER 5, 2018 ("Expiration Date")

IN ORDER TO EXERCISE YOUR RIGHTS, YOU MUST COMPLETE BOTH SIDES OF THIS CARD.

Terms used in this Subscription Form have the meanings given them in the Prospectus dated November 5, 2018 of Oi S.A. - In Judicial Reorganization (the "Prospectus"), which you should access and read before completing this Subscription Form.

This Subscription Form shows the number of Common ADS Rights that were originally issued to you by Oi S.A. - In Judicial Reorganization The Common ADS Rights are uncertificated securities; this Form is not a security certificate.

Each Common ADS Right entitles you to subscribe for one New Common ADS, on the terms and subject to the conditions set forth in the Prospectus.

You must deposit with the ADS Rights Agent $_____ (the "New Common ADS Deposit Amount") for each New Common ADS for which you subscribe.

In addition to your Common ADS Rights entitlement to purchase New Common ADSs, you may manifest your intention to subscribe for additional New Common ADSs ("Excess New Common ADSs") in excess of the number to which you are entitled, up to all of the Excess New Common ADSs available. Following the expiration of the subscription period in connection with the Common Share Rights offering, to the extent unsubscribed New Common Shares are available as a result of unexercised Common Share Rights, each requesting Common ADS Rights holder will be allocated Excess New Common ADSs in accordance with the allocation principles described in the Prospectus. If you seek to purchase Excess New Common ADSs, you must indicate on this Subscription Form the number of Excess New Common ADSs you want and pay the New Common ADS Deposit Amount for all those Excess New Common ADSs with this Subscription Form. Please see the Prospectus for a description of actions you must take if you wish to maximize the number of Excess New Common ADSs you may receive.

You may not subscribe for fractions of New Common ADSs (including fractions of Excess New Common ADSs) and fractional entitlements will be reduced to the nearest whole number of New Common ADSs.

All payments must be in U.S. dollars, and only cashier's checks drawn on a U.S. bank and made payable to "The Bank of New York Mellon" will be accepted.

Common ADS Rights may be exercised by completing, signing and presenting this Subscription Form to the ADS Rights Agent at the addresses shown on the other side of this Subscription Form, accompanied by payment of the applicable Common ADS Rights Deposit Amount.

Any exercise of Common ADS Rights or instruction to the ADS Rights Agent will be irrevocable upon delivery of this Subscription Form and may not be canceled or modified after such delivery.

A transfer of Common ADS Rights may be registered by delivering a proper transfer instruction, including a medallion signature guarantee and any other documentation the ADS Rights Agent requires, to the ADS Rights Agent. Please contact the ADS Rights Agent at the address shown on the other side of this Subscription Form if you wish to transfer your Common ADS Rights.

Holder ID	COY	Class	Rights Qty Issued	Rights Subscription Form #

Signature of Owner and U.S. Person for Tax Certification	Signature of Co-Owner (if more than one registered holder listed)	Date (mm/dd/yyyy)

XRT2

02H0DG

To subscribe for your New Common ADS entitlement please complete line "A" below. To apply for Excess New Common ADSs, please complete line "B" below.

Payment for New Common ADSs: Full payment for the New Common ADSs must accompany this subscription.

FOR A MORE COMPLETE DESCRIPTION OF THE TERMS AND CONDITIONS OF THIS RIGHTS OFFERING, PLEASE REFER TO THE PROSPECTUS, WHICH IS INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM THE INFORMATION AGENT, D.F. King, BY CALLING TOLL-FREE AT 1-800-628-8536.

Please complete all applicable information and return to theADS Rights Agent:

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY

Exercise of Subscription Rights

A. ☐	Exercise of ADS Common Rights:	________________ (no. of New Common ADSs)	x $___ =	$ ______________
B. ☐	Request for Excess New Common ADSs:	________________ (no. of New Common ADSs)	x $___ =	$ ______________
C. ☐	Total Amount Enclosed	$ ________________		

(Please sign and date front of form).

SECTION 1: TO SUBSCRIBE: I hereby irrevocably subscribe for the number of New Common ADSs indicated above hereon upon the terms and conditions specified in the Prospectus incorporated by reference herein, receipt of which is acknowledged. I hereby agree that if I fail to pay in full for the New Common ADSs for which I have subscribed or requested, BNY Mellon may exercise any of the remedies provided for in the Prospectus.

Special Transfer Instructions

If you want your New Common ADSs to be issued in another name, fill in this section

____
Name (Please Print First, Middle & Last Name)

____
Address (Number and Street)

____
(City, State & Zip Code)

____
(Tax Identification or Social Security Number)

Signature Medallion Guarantee

If you wish for your New Common ADSs to be issued in another name, your signature must be guaranteed by an Eligible Guarantor Institution, as that term is defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended. The original medallion guarantee must be imprinted below.

____
(Title of Officer Signing this Guarantee)

____
(Name of Guarantor - Please Print)

____
(Address of Guarantor Firm)

Special Mailing Instructions

Fill in ONLY if you want your New Common ADS Direct Registration System Advice to be mailed to someone other than the registered holder or to the registered holder at an address other than that shown on the front of this Subscription Form.

____
Name (Please Print First, Middle & Last Name)

____
Address (Number and Street)

____
(City, State & Zip Code)

The signature(s) on this Form must correspond with the name(s) of the registered holder(s) exactly as it appears on the ADS Rights Agent's register without any alteration or change whatsoever. In the case of joint registered holders, each person must sign this Form in accordance with the foregoing. If you sign this Form in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other fiduciary or representative, you must indicate the capacity in which you are signing when you sign and, if requested by the ADS Rights Agent in its sole and absolute discretion, you must present to the ADS Rights Agent satisfactory evidence of your authority to sign in that capacity.

Please complete all applicable information and return to the ADS Rights Agent at one of the addresses below.
Overnight courier is recommended.

By Mail:
The Bank of New York Mellon
Voluntary Corporate Actions Suite V
P.O. Box 43031
Providence, RI 02940-3031

By Overnight Delivery:
The Bank of New York Mellon
Voluntary Corporate Actions Suite V
250 Royall Street
Canton, MA 02021

For Assistance Please Contact:
Information Agent
D.F. King
US Toll Free Number for ADS Holders:
1-800-628-8536